Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma Condensed Consolidated Balance Sheet set forth below gives effect to the Dearborn Acquisition, the concurrent offerings by AK Steel Corporation (“AK Steel”) of its senior notes and AK Steel Holding Corporation (“AK Steel Holding” or the “Company”) of shares of its common stock and the application of the proceeds from both offerings (collectively referred to herein as the “Transactions”) as if they occurred on June 30, 2014, and the unaudited pro forma Condensed Consolidated Statements of Operations gives effect to the Transactions as if they had occurred at the beginning of each period. The unaudited pro forma condensed consolidated financial statements includes adjustments that give effect to events that are directly attributable to the Transactions and are expected to have a continuing effect and are factually supportable. The notes to the unaudited pro forma condensed consolidated financial statements describe the pro forma amounts and adjustments presented. The pro forma information is unaudited, are for informational purposes only and are not necessarily indicative of what our financial position or results of operations would have been had the Transactions been completed as of such dates and do not purport to represent what our financial position, results of operations or cash flows might be for any future period. In addition, the preparation of financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are preliminary and have been made solely for purposes of developing the unaudited pro forma condensed consolidated financial statements. Actual results could differ, perhaps materially, from these estimates and assumptions.

The Dearborn Acquisition will be accounted for using the acquisition method of accounting in accordance with U.S. GAAP and upon the assumptions set forth in the notes included in this section. The unaudited pro forma condensed consolidated financial statements reflect management’s preliminary valuation of assets acquired and liabilities assumed. The final allocation of the Dearborn Acquisition consideration will be based upon management’s consideration of valuation studies and post-closing purchase price adjustments. Any adjustments based on that final valuation may change the allocations of the Dearborn Acquisition consideration, which could affect the fair value assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements are primarily based on, and should also be read in conjunction with, the historical financial statements of AK Steel Holding and Severstal Dearborn, LLC.

As a result of a settlement agreement approved by the bankruptcy trustee of RG Steel, LLC on July 18, 2014, Dearborn became the 100% owner of Mountain State Carbon LLC (“Mountain State Carbon”). Prior to the settlement, Dearborn accounted for its 50% interest in Mountain State Carbon using the equity method. The unaudited pro forma condensed consolidated financial statements reflect the results of Mountain State Carbon as if it had been consolidated as of June 30, 2014 or the beginning of the period presented as applicable.

AK STEEL HOLDING CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2014

(dollars in millions, except per share data)

	AK Steel	Dearborn	Mountain State Carbon	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$54.8	$0.2	$1.4	$(1.6)	(1)	$54.8
Accounts receivable, net	596.2	170.2	10.3	(34.5)	(2)	742.2
Inventory, net	738.3	295.4	13.4	15.0	(3)	1,062.1
Deferred tax assets, current	63.9	—	—	—		63.9
Other current assets	52.8	24.8	0.7	(24.5)	(4)	53.8

Total current assets	1,506.0	490.6	25.8	(45.6)		1,976.8
Property, plant and equipment, net	1,805.3	386.4	61.2	106.5	(5)	2,359.4
Other non-current assets:
Investment in Magnetation LLC	229.0	—	—	—		229.0
Other non-current assets	266.3	273.8	1.8	(215.3)	(6)(7)	326.6

TOTAL ASSETS	$3,806.6	$1,150.8	$88.8	$(154.4)		$4,891.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$642.4	$205.0	$13.1	$(9.0)	(8)	$851.5
Accrued liabilities	170.2	27.4	4.9	3.7	(9)	206.2
Current portion of long-term debt	0.4	—	—	—		0.4
Current portion of pension and other postretirement benefit obligations	69.5	2.8	—	2.2	(10)	74.5

Total current liabilities	882.5	235.2	18.0	(3.1)		1,132.6

Non-current liabilities:
Long-term debt	1,948.2	304.8	30.4	64.4	(11)	2,347.8
Pension and other postretirement benefit obligations	816.3	66.7	—	48.3	(10)	931.3
Other non-current liabilities	115.3	53.7	5.0	(50.6)	(12)	123.4

TOTAL LIABILITIES	3,762.3	660.4	53.4	59.0		4,535.1

Equity:
Common stock, authorized 300,000,000 shares of $0.01 par value each; issued 136,936,413 shares; pro forma issued 171,936,413 shares; outstanding 136,793,421 shares; pro forma outstanding 171,793,421 shares	1.4	—	—	0.4	(13)	1.8
Additional paid-in capital	1,910.9	1,072.4	132.2	(870.6)	(13)(14)	2,244.9
Treasury stock, common shares at cost, 142,992 shares	(1.0)	—	—	—		(1.0)
Accumulated earnings (deficit)	(2,554.3)	(578.3)	(96.8)	653.1	(14)(15)	(2,576.3)
Accumulated other comprehensive income (loss)	272.0	(3.7)	—	3.7	(16)	272.0

Total stockholders’ equity (deficit)	(371.0)	490.4	35.4	(213.4)		(58.6)
Noncontrolling interests	415.3	—	—	—		415.3

TOTAL EQUITY	44.3	490.4	35.4	(213.4)		356.7

TOTAL LIABILITIES AND EQUITY	$3,806.6	$1,150.8	$88.8	$(154.4)		$4,891.8

AK STEEL HOLDING CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

(dollars in millions, except per share data)

	AK Steel	Dearborn	Mountain State Carbon	Adjustments		Pro Forma
Net sales	$5,570.4	$2,030.1	$154.5	$(153.4)	(17)	$7,601.6
Cost of products sold (exclusive of items shown separately below)	5,107.8	1,877.0	169.0	(185.2)	(18)(19)	6,968.6
Selling and administrative expenses (exclusive of items shown separately below)	205.3	55.7	5.6	—		266.6
Depreciation	190.1	101.7	17.0	(83.8)	(20)	225.0
Pension and OPEB expense (income)	(68.6)	4.3	—	4.1	(21)	(60.2)
Asset impairment	—	43.0	—	—		43.0

Total operating costs	5,434.6	2,081.7	191.6	(264.9)		7,443.0

Operating profit	135.8	(51.6)	(37.1)	111.5		158.6
Interest expense	127.4	38.4	1.9	(6.8)	(22)	160.9
Other income (expense)	(1.4)	(0.8)	6.7	6.5	(18)(23)	11.0

Income (loss) before income taxes	7.0	(90.8)	(32.3)	124.8		8.7
Income tax expense (benefit) (24)	(10.4)	(0.1)	—	—		(10.5)

Net income (loss)	17.4	(90.7)	(32.3)	124.8		19.2
Less: Net income attributable to noncontrolling interests	64.2	—	—	—		64.2

Net income (loss) attributable to AK Steel Holding Corporation	$(46.8)	$(90.7)	$(32.3)	$124.8		$(45.0)

Basic and diluted earnings per share:
Net income (loss) attributable to AK Steel Holding Corporation common stockholders (25)	$(0.34)					$(0.26)

Common shares outstanding (weighted-average shares in millions) (25)	135.8					170.8

AK STEEL HOLDING CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2014

(dollars in millions, except per share data)

	AK Steel	Dearborn	Mountain State Carbon	Adjustments		Pro Forma
Net sales	$2,914.3	$1,006.2	$79.0	$(72.9)	(17)	$3,926.6
Cost of products sold (exclusive of items shown separately below)	2,752.5	955.0	76.0	(85.9)	(18)(19)	3,697.6
Selling and administrative expenses (exclusive of items shown separately below)	114.1	18.8	3.2	—		136.1
Depreciation	97.2	53.7	8.8	(45.0)	(20)	114.7
Pension and OPEB expense (income)	(50.7)	2.4	—	1.9	(21)	(46.4)
Asset impairment	—	915.6	89.4	—		1,005.1

Total operating costs	2,913.1	1,945.6	177.4	(129.0)		4,907.1

Operating profit (loss)	1.2	(939.4)	(98.4)	56.1		(980.5)
Interest expense	65.4	11.3	1.2	4.2	(22)	82.1
Other income (expense)	(4.9)	(40.5)	—	44.8	(18)(23)	(0.6)

Income (loss) before income taxes	(69.1)	(991.2)	(99.6)	96.7		(1,063.2)
Income tax expense (benefit) (24)	3.6	—	—	—		3.6

Net income (loss)	(72.7)	(991.2)	(99.6)	96.7		(1,066.8)
Less: Net income attributable to noncontrolling interests	30.5	—	—	—		30.5

Net income (loss) attributable to AK Steel Holding Corporation	$(103.2)	$(991.2)	$(99.6)	$96.7		$(1,097.3)

Basic and diluted earnings per share:
Net income (loss) attributable to AK Steel Holding Corporation common stockholders (25)	$(0.13)					$(6.41)

Common shares outstanding (weighted-average shares in millions) (25)	136.2					171.2

AK STEEL HOLDING CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

TWELVE MONTHS ENDED JUNE 30, 2014

(dollars in millions, except per share data)

	AK Steel	Dearborn	Mountain State Carbon	Adjustments		Pro Forma
Net sales	$5,710.4	$2,018.1	$154.0	$(149.6)	(17)	$7,732.9
Cost of products sold (exclusive of items shown separately below)	5,298.8	1,893.5	156.7	(175.5)	(18)(19)	7,173.5
Selling and administrative expenses (exclusive of items shown separately below)	217.6	48.0	5.7	—		271.3
Depreciation	190.8	106.5	17.5	(89.1)	(20)	225.7
Pension and OPEB expense (income)	(86.9)	4.5	—	3.9	(21)	(78.5)
Asset impairment	—	958.7	89.4	—		1,048.1

Total operating costs	5,620.3	3,011.2	269.3	(260.7)		8,640.1

Operating profit (loss)	90.1	(993.1)	(115.3)	111.1		(907.2)
Interest expense	129.8	30.0	2.2	1.3	(22)	163.3
Other income (expense)	(10.6)	(38.2)	7.8	45.0	(18)(23)	4.0

Income (loss) before income taxes	(50.3)	(1,061.3)	(109.7)	154.8		(1,066.5)
Income tax expense (benefit) (24)	(13.7)	(0.1)	—	—		(13.8)

Net income (loss)	(36.6)	(1,061.2)	(109.7)	154.8		(1,052.7)
Less: Net income attributable to noncontrolling interests	63.1	—	—	—		63.1

Net income (loss) attributable to AK Steel Holding Corporation	$(99.7)	$(1,061.2)	$(109.7)	$154.8		$(1,115.8)

Basic and diluted earnings per share:
Net income (loss) attributable to AK Steel Holding Corporation common stockholders (25)	$(0.73)					$(6.53)

Common shares outstanding (weighted-average shares in millions) (25)	136.0					171.0

AK STEEL HOLDING CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)

Note A—Basis of Pro Forma Presentation

Assuming consummation of the Transactions on June 30, 2014, the purchase price of Dearborn (including Mountain State Carbon) would be allocated on a preliminary basis to the following assets and liabilities:

Accounts receivable	$146.0
Inventory	323.8
Other current assets	1.0
Property, plant and equipment	554.1
Other non-current assets	48.3
Accounts payable	(209.1)
Accrued liabilities	(36.0)
Other postretirement benefit obligations	(120.0)
Other non-current liabilities	(8.1)

Purchase price	$700.0

The preliminary allocation is based on a purchase price of $700.0, which will be paid in cash for the outstanding membership units of Dearborn at closing. The purchase price is subject to a working capital adjustment at closing.

For the purpose of preparing the unaudited pro forma condensed consolidated financial statements, the total estimated purchase price is allocated to Dearborn’s net tangible and intangible assets acquired and liabilities assumed as of the acquisition date. Final allocation of the purchase price will be based on the actual value of identifiable assets acquired and liabilities assumed in accordance with U.S. GAAP. Accordingly, the fair value of these identifiable assets and liabilities assumed included in the table above is preliminary and is subject to change. An allocation of an increased portion of the purchase price to inventory, property, plant and equipment, other non-current assets or intangible assets would result in increased depreciation and/or amortization expense. We expect to finalize the valuation and complete the purchase price allocation as soon as practical but no later than one year from the date of Dearborn Acquisition.

We estimate that the proceeds from both offerings, after deducting fees and estimated expenses, will be approximately $754.4 million. We intend to use the net proceeds from the offering by AK Steel of its senior notes, together with the net proceeds from the concurrent offering of AK Steel Holding’s shares of common stock, to finance the Dearborn Acquisition. We estimate the remaining proceeds from the offering of AK Steel Holding’s shares of common stock after payment for the Dearborn Acquisition and any fees and expenses related to the closing of the Dearborn Acquisition and the amendment of its Credit Facility to be $30.4 million, which will be used to repay outstanding borrowings under the Credit Facility.

Note B—Pro Forma Adjustments

(1)	Reflects a decrease of $1.6 to eliminate the cash of Dearborn that will be retained by Severstal U.S. Holdings LLC (“Severstal U.S. Holdings”) at the closing of the Transactions.

(2)	Reflects a decrease of $25.5 associated with the accounts receivable from Severstal U.S. Holdings that will be settled prior to the closing of the Transactions and $9.0 for the elimination of accounts receivable between Dearborn and Mountain State Carbon as a result of the consolidation of Mountain State Carbon.

(3)	Reflects an increase of $15.0 associated with the estimated increase in the carrying value of inventory, based on preliminary estimates of the allocation of the estimated purchase price for Dearborn. The fair value of finished goods inventory, which is comprised principally of slabs and coils, is at its estimated selling price less the sum of disposal costs and a reasonable profit allowance for selling effort. Raw material inventory has been valued at current replacement cost, which approximated Dearborn’s carrying value.

(4)	Reflects a decrease of $24.5 associated with the estimated decrease in the carrying value of other current assets, based on preliminary estimates of the allocation of the estimated purchase price for Dearborn.

(5)	Reflects an increase of $106.5 associated with the estimated increase in the carrying value of property, plant and equipment, based on preliminary estimates of the allocation of the estimated purchase price for Dearborn. The property, plant and equipment of Dearborn were substantially impaired under U.S. GAAP as of June 30, 2014 as more fully described in the stand-alone historical financial statements. The increase in fair value is expected to be primarily related to machinery and equipment. These preliminary measurements of fair value reflected are subject to change and such changes could be material.

(6)	Reflects a decrease of $97.8 associated with a loan receivable from an affiliate of Severstal U.S. Holdings that will be settled prior to the closing of the Transactions and a decrease of $129.5 associated with the estimated net decrease in the carrying value of other non-current assets, based on preliminary estimates of the allocation of the estimated purchase price for Dearborn. Significant components of the adjustments to other non-current assets include the following:

•	Elimination of prepaid balances of $100.9 related to a long-term supply contract that has been allocated a fair value as a stand-alone intangible asset.

•	Elimination of long-term receivables of $11.5 no longer contractually owed as a result of the Transactions.

(7)	Reflects an increase of $12.0 associated with financing costs eligible for capitalization related to the issuance of debt securities to finance the Dearborn Acquisition and the intended amendment of the Credit Facility.

(8)	Reflects a decrease of $9.0 for the elimination of accounts payable between Dearborn and Mountain State Carbon as a result of the consolidation of Mountain State Carbon.

(9)	Reflects an increase of $3.7 associated with the estimated increase in the value of accrued liabilities, based on preliminary estimates of the allocation of the estimated purchase price for Dearborn.

(10)	Reflects an increase of $2.2 associated with the estimated increase in the current portion of other postretirement benefit obligations and $48.3 associated with the estimated increase in the non-current portion, based on preliminary estimates of the allocation of the estimated purchase price for Dearborn. The preliminary estimate is based on a remeasurement of the other postretirement benefit obligation as of June 30, 2014 to reflect current assumptions as of that date. The actual results may differ from the current estimate.

(11)	Represents adjustments for debt and related components as follows:

Issuance of Notes related to the Acquisition	$430.0
Payment on revolving credit facility	(30.4)
Settlement—Intercompany debt owed to Severstal U.S. Holdings	(335.2)

Net adjustment to total debt	$64.4

(12)	Reflects a decrease of $23.9 associated with interest payable on intercompany debt owed to Severstal U.S. Holdings that will be settled prior to the closing of the Transactions and a decrease of $26.7 associated with the elimination of previously deferred income.

(13)	Reflects an increase of $0.4 in common stock and $334.0 in additional paid-in capital associated with the net estimated proceeds from the offering of AK Holding’s common stock as part of the financing for the Dearborn Acquisition.

(14)	Reflects a decrease of $1,204.6 in additional paid-in capital and an increase of $675.1 in accumulated earnings (deficit) for the elimination of historical equity of Dearborn and Mountain State Carbon.

(15)	Reflects a decrease of $22.0 for the transaction costs related to the Dearborn Acquisition ($10.0) and estimated issue costs to be recognized as of the closing of the Transactions for other financing commitments in connection with the Transactions ($12.0).

(16)	Reflects an increase of $3.7 to eliminate Dearborn’s historical accumulated other comprehensive income (loss).

(17)	Reflects a decrease for the elimination of sales between Dearborn and Mountain State Carbon as a result of the consolidation of Mountain State Carbon as follows:

	Year Ended Dec. 31, 2013	Six Months Ended June 30, 2014	Twelve Months Ended June 30, 2014
Elimination of transactions between Dearborn and Mountain State Carbon	$153.4	$72.9	$149.6

(18)	Dearborn included its share of Mountain State Carbon’s net losses in cost of products sold and its share of an asset impairment charge and losses of the prior member in other income (loss). As a result of the consolidation of Mountain State Carbon, the share of Mountain State Carbon’s net losses and asset impairment were eliminated as follows:

	Year Ended Dec. 31, 2013	Six Months Ended June 30, 2014	Twelve Months Ended June 30, 2014
Elimination of 50% of Mountain State Carbon’s net loss from cost of products sold	$16.2	$5.1	$10.2
Elimination of 50% of Mountain State Carbon’s net loss from other income (expense)	16.1	49.8	54.8

Share of Mountain State Carbon’s net loss eliminated from Dearborn results	32.3	54.9	65.0
Prior member’s share of Mountain State Carbon’s asset impairment	—	44.7	44.7

Mountain State Carbon’s net loss	$32.3	$99.6	$109.7

(19)	Reflects a decrease for the elimination of cost of products sold between Dearborn and Mountain State Carbon as a result of the consolidation of Mountain State Carbon and a decrease for costs for the decreased carrying value of certain assets and liabilities, based on the preliminary estimates of the allocation of the estimated purchase price for Dearborn as follows:

	Year Ended Dec. 31, 2013	Six Months Ended June 30, 2014	Twelve Months Ended June 30, 2014
Elimination of transactions between Dearborn and Mountain State Carbon	$153.4	$72.9	$149.6
Effects of consolidation of Mountain State Carbon	16.2	5.1	10.2
Decrease in amortization of certain assets and liabilities	15.6	7.9	15.7

Decrease in cost of products sold	$185.2	$85.9	$175.5

The reduction in amortization expense is primarily a result of lower carrying values for long-term supply arrangements and changes in the fair value of the joint ventures investments.

(20)	Reflects a decrease for estimated annual depreciation expense associated with the estimated fair value of property, plant and equipment, based on the preliminary estimates of the allocation of the estimated purchase price for Dearborn. For purposes of depreciation for property, plant and equipment, we have assumed average useful lives ranging from seven to 20 years based primarily on historical experience. The adjustments are as follows:

	Year Ended Dec. 31, 2013	Six Months Ended June 30, 2014	Twelve Months Ended June 30, 2014
Decrease in depreciation expense	$83.8	$45.0	$89.1

(21)	Reflects an increase in the estimated net postretirement benefit cost, based on preliminary estimates of the allocation of the estimated purchase price for Dearborn as discussed in note 10, as follows:

	Year Ended Dec. 31, 2013	Six Months Ended June 30, 2014	Twelve Months Ended June 30, 2014
Increase in net periodic postretirement benefit expense	$4.1	$1.9	$3.9

(22)	Reflects the reduction of interest on Dearborn’s pre-acquisition long-term debt that will be repaid by Severstal U.S. Holding prior to the consummation of the Transactions. Also reflects our pro forma interest expense and the amortization of financing costs over the terms of the corresponding debt. A summary follows:

	Year Ended Dec. 31, 2013	Six Months Ended June 30, 2014	Twelve Months Ended June 30, 2014
Pro forma interest expense (a)	$31.8	$15.8	$31.8
Elimination of Dearborn historical interest expense	(40.3)	(12.5)	(32.2)
Amortization of deferred financing fees (b)	1.7	0.9	1.7

Net increase (decrease) in interest expense	$(6.8)	$4.2	$1.3

(a)	Represents pro forma interest expense calculated using interest rates as of June 30, 2014 for (i) assumed commitment fees for the estimated increase in letters of credit and the increase in the unused balance related to the Credit Facility, assumed interest expense savings on estimated payments of $30.4 on the Credit Facility for part of the financing for the Dearborn Acquisition and (ii) assumed interest rates on the new $430.0 senior unsecured notes. Each one-eighth of one percent change in interest rates would result in (i) less than a $0.1 change in the annual interest expense on additional borrowings on the Credit Facility, and (ii) a $0.5 change in the annual interest expense on the new $430.0 senior unsecured notes. Each $10.0 change in the amount of proceeds from the issuance of common stock would result in a $0.2 change in the annual interest expense on the change in the draw from or payment of borrowings under the Credit Facility.
(b)	Deferred financing fees are amortized over the life of the various debt instruments.

(23)	Reflects an increase for the elimination of the equity loss of Mountain State Carbon as a result of the consolidation of Mountain State Carbon discussed in note 18. Also reflects the decrease in interest income associated with a loan receivable from an affiliate of Severstal U.S. Holdings that will be settled prior to the closing of the Transactions. Also reflects an increase in costs for the increased carrying value of certain assets and liabilities, based on the preliminary estimates of the allocation of the estimated purchase price for Dearborn. A summary follows:

	Year Ended Dec. 31, 2013	Six Months Ended June 30, 2014	Twelve Months Ended June 30, 2014
Elimination of 50% of Mountain State Carbon’s net losses	$16.1	$5.1	$10.1
Elimination of 50% of Mountain State Carbon’s asset impairment	—	44.7	44.7
Decrease in interest income from affiliate note receivable	(7.1)	(3.8)	(7.4)
Increase in carrying value of certain assets and liabilities	(2.5)	(1.2)	(2.4)

Increase in other income (expense)	$6.5	$44.8	$45.0

(24)	The Company has recorded a valuation allowance against a substantial portion of its deferred tax assets and as a result, income tax expense recognized is primarily determined based upon changes in the value of the tax-planning strategy associated with LIFO inventory. As a result, no income tax effect is recognized associated with the pro forma adjustments as any income tax expense or benefit would be offset with a change in the valuation allowance.

(25)	The pro forma weighted-average shares used in calculating pro forma net income (loss) attributable to AK Steel Holding per diluted share of common stock gives effect to the assumed issuance and sale of 35 million shares of AK Steel Holding common stock at a price of $10.01 per share (the closing price on September 3, 2014). For each increase or decrease by one million shares in the number of shares of AK Steel Holding common stock assumed issued and sold, there would be a $0.2 change in the annual interest expense on the change in the draw from or payment of borrowings under the Credit Facility and no material change in net income (loss) attributable to AK Steel Holding Corporation common stockholders on a per share basis.